Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-236331, 333-240262 and 333-254977 on Form F-3 of our report dated March 31, 2022, relating to the consolidated financial statements of Castor Maritime Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
March 31, 2022